U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  November 26, 2003

                                                    Sterion Incorporated

   (Exact name of Registrant as specified in its charter)

           Minnesota

       0-18785

    41-1391803

(State or other jurisdiction

  (Commission

  (I.R.S. Employer

of incorporation)

    File Number)

Identification No.)

13828 Lincoln Street NE

Ham Lake, Minnesota

           55304

(Address of principal executive offices)

        (Zip Code)

Registrant's telephone number, including area code: (763) 755-9516

Items 1, 3-6, 8-12  are not applicable and therefore omitted.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On November 26, 2003, Sterion Incorporated (the “Company”) completed the purchase, through its newly-created, wholly-owned subsidiary, LifeSafe Services, Inc., a Minnesota corporation (“LifeSafe”), of substantially all of the assets and certain liabilities of SOS International, Inc. (“SOS”) and certain assets of Complient Corporation (“Complient”) relating to SOS’s business of buying, leasing and servicing emergency oxygen tanks.  Substantially all of the outstanding capital stock of SOS is held by Complient Corporation (“Complient”).

The purchase was pursuant to an Asset Purchase Agreement attached hereto as Exhibit 10.1.  The purchase price for the assets was $2.7 million was funded in part from Company cash.  The consideration for the purchase was determined through arm’s-length negotiations between the Company, LifeSafe, SOS and Complient.  The purchase also included the assumption by LifeSafe from Complient of a Lease dated December 21, 2000, as amended, for approximately 5,000 square foot portion of a building located in Jacksonville, Florida.  A copy of the Lease dated December 21, 2000, as amended, is attached hereto as Exhibit 10.2.  LifeSafe intends to use the assets acquired from SOS and Complient to continue the SOS business of buying, leasing and servicing emergency oxygen tanks.

Also attached to this Form 8-K as exhibits are documents relating to the financing of the acquisition by Citizens Bank.  Concurrently with the closing of the acquisition, the Company increased the amount available under its credit facility with Citizens Independent Bank of Hopkins, Minnesota (“Citizens Bank”) from $1,000,000 to $1,800,000.  The Company also entered into a new five-year term loan in the amount of $1,500,000 with Citizens Bank and repaid its previous term loan of $473,000 to Citizens Bank.  The Company has granted Citizens Bank a security interest in substantially all of the assets of the Company to secure this indebtedness.  The Company’s indebtedness to Citizens Bank is guaranteed by Mr. Kenneth W. Brimmer, the Company’s Chief Executive Officer and a director and Mr. Gary C. Copperud, a director of the Company.  In exchange for this guaranty, the Company’s Audit Committee approved a grant on December 11, 2003 to each of Mr. Brimmer and Mr. Copperud of a five-year non-qualified option to purchase 50,000 shares from the Company’s 2000 Stock Option Plan.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)     Financial Statements of Business Acquired

The required financial statements of the business acquired are unavailable as of the date of this filing.  Such financial statements will be filed on or before the sixtieth day following the date this Current Report on Form 8-K must be filed.

(b)     Pro Forma Financial Information

The required pro forma financial information is unavailable as of the date of this filing.  Such information will be filed on or before the sixtieth day following the date this Current Report on Form 8-K must be filed.

(c)

Exhibits

10.1

Asset Purchase Agreement dated November 26, 2003 by and between LifeSafe Services, Inc., SOS International, Inc. and Complient Corporation.

10.2

Lease dated December 21, 2000, as amended by letter agreement dated March 6, 2001 by and between ZEP Properties, as Landlord, and Complient Corporation, as Tenant, as assigned to LifeSafe Services, Inc. on November 26, 2003.

10.3

Business Loan Agreement (Asset Based) dated November 26, 2003 Relating to the Principal Amount of $1,800,000 between Sterion Incorporated as Borrower and Citizens Independent Bank as Lender.

10.4

Promissory Note dated November 26, 2003 in the Principal Amount of $1,800,000 between Sterion Incorporated as Borrower and Citizens Independent Bank as Lender.

10.5

Form of Commercial Security Agreement dated November 26, 2003 Relating to the Promissory Note in the Principal Amount of $1,800,000 and the Promissory Note in the Principal Amount of $1,500,000 between Sterion Incorporated as Grantor and Citizens Independent Bank as Lender.

10.6

Commercial Pledge Agreement dated November 26, 2003 Relating to the Promissory Note in the Principal Amount of $1,800,000 between Sterion Incorporated as Grantor and Citizens Independent Bank as Lender.

10.7

Promissory Note dated November 26, 2003 in the Principal Amount of $1,500,000 between Sterion Incorporated as Borrower and Citizens Independent Bank as Lender.

10.8

Commercial Pledge Agreement dated November 26, 2003 Relating to Promissory Note in the Principal Amount of $1,500,000 between Sterion Incorporated as Grantor and Citizens Independent Bank as Lender.

10.9

Security Agreement entered into as of November 26, 2003 between LifeSafe Services, Inc. and Citizens Independent Bank.

10.10

Unconditional and Continuing Corporate Guaranty entered into as of November 26, 2003 between LifeSafe Services, Inc. and Citizens Independent Bank.

10.11

Form of Commercial Guaranty entered into as of November 26, 2003 by each of Kenneth W. Brimmer and Gary C. Copperud relating to Indebtedness of Sterion Incorporated to Citizens Independent Bank.

10.12

Form of Non-Qualified Stock Option under the Company’s 2000 Stock Option Plan dated December 11, 2003 between the Company and each of Kenneth W. Brimmer and Gary Copperud.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

STERION INCORPORATED

By:  /s/ Mark Buckrey

Mark Buckrey

Chief Financial Officer

Dated:   December 11, 2003